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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Auditors" in the Registration Statement on Form F-10 of Sprott Physical Gold Trust (the "Trust"), relating to the registration of a maximum offering of US $1,500,000,000 of units of the Trust and to the incorporation by reference therein of our report to Sprott Asset Management LP, the Trustee and the Unitholders of the Trust on the statements of financial position of the Trust as at December 31, 2015 and 2014, and the statements of comprehensive income (loss), changes in equity and cash flows for the years ended December 31, 2015 and 2014, and the effectiveness of internal control over financial reporting of the Trust as of December 31, 2015. Our report is dated March 30, 2016.

/s/ "Ernst & Young LLP"
Toronto, Canada May 20, 2016	Chartered Professional Accountants Licensed Public Accountants

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM